Exhibit 99.1

Contacts:   Sharron Y. DeLancey
            Director of Corporate Governance
            Rush Financial Technologies, Inc.
            972-450-6000



For Immediate Release
---------------------


                  Rush Financial Technologies, Inc. Files 10-K
                         RushTrade Unit Revenue Up 926%

DALLAS, TEXAS (April 14, 2004) - Rush Financial Technologies, Inc., dba RushTrade(R) Group, (OTC. BB: "RSHF") announced today that it has filed its Form 10-KSB ("10-K") for the year ended December 31, 2003. This press release contains only partially selected financial information and should be reviewed in conjunction with the 10-K in its entirety.

While total revenues decreased, one division of our Investment Services group, RushTrade, showed a dramatic increase in revenues from $114,131 in 2002 to $1,056,479 in 2003, a 926% increase. The Company expects revenues from the RushTrade business unit to continue to increase in 2004. Total revenues decreased $2,682,594, or 68% from $3,931,316 in 2002 to $1,248,722 in 2003, reflecting the decrease in revenue from Investment Services from $3,915,346 in 2002, to $1,236,086 in the year ended 2003. The decrease in revenues is primarily due to the Company's decision to reposition itself into a direct access brokerage firm and a real-time technology development company. Future revenues for Investment Services are expected to be derived almost entirely from the RushTrade direct access brokerage operations.

Management believes its recent transition away from retail brokerage operations and into a direct access brokerage firm and a real-time technology development company is succeeding, as evidenced by our improved bottom line. Our net loss improved to $2,475,497, or $0.25 per share, for the year ended 2003, from a net loss for 2002 of $3,131,636, or $0.40 per share. Our net loss per share from 2002 to 2003 improved by 38%, while our total net loss improved by 21%. Management believes that the Company's current operational structure will allow us to reduce our net loss and achieve a level of profitability by year-end 2004.

The consolidated financial statements were prepared assuming that the Company will continue as a going concern. At December 31, 2003, the Company's current liabilities exceeded its current assets by $2,013,601 and it incurred a net loss of $2,475,947 in 2003 and $3,131,636 in 2002. KBA Group, our auditors, felt these matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, the Company believes that it will be able to continue to raise the funds necessary until it reaches a sustainable level of profitability.

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About Rush Financial Technologies, Inc.

Rush Financial Technologies, Inc. operates through two primary subsidiaries:

RushGroup Technologies, Inc., ("RushGroup"), the Company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and a data center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), RushGroup offers real-time market data platforms and Direct Access products to meet the needs of active online investors, semi-professional traders and institutional portfolio managers.

RushTrade Securities, Inc, ("RushTrade"), a wholly-owned subsidiary of the Company and a fully disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade customer trades are cleared through and customer accounts are held at a third party clearing firm. RushTrade is registered in all 50 U.S. states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed and RushTrade does not provide advice or make trade recommendations.

The Company is headquartered in Dallas, Texas and its common stock is traded on the OTC.BB Market under the symbol "RSHF." For more information about RushTrade and the RushGroup products, please visit www.rushtrade.com and www.rushgroup.com
..


         This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.


For further information, please contact Sharron DeLancey, Director of Corporate
            Governance at sdelancey@rushgroup.com or (972) 450-6000.



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